Exhibit 4.3

                              CERTIFICATE OF TRUST

     The undersigned, the trustees of Union State Capital Trust I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. ss. 3810, hereby certify as follows:

     (a) The name of the business trust being formed hereby is "Union State Capital Trust I" (the "Trust").

     (b) The name and business address of the trustee of the Trust that has its principal place of business in the State of Delaware is a follows:

      Chase Manhattan Bank Delaware
      1201 Market Street, 9th Floor
      Wilmington, Delaware 19801

     (c) This Certificate of Trust shall be effective as of the date of filing.

Dated:  January 27, 1997

                                                 /s/ Thomas E. Hales
                           Name: Thomas E. Hales, as Administrative Trustee



                                 /s/ Michael H. Fury
                           Name: Michael H. Fury, as Administrative Trustee



                                 /s/ Raymond J. Crotty
                           Name: Raymond J. Crotty, as Administrative Trustee



                                 /s/ Steven T. Sabatini
                           Name: Steven T. Sabatini, as Administrative Trustee



                           CHASE MANHATTAN BANK DELAWARE, as Trustee



                           By:        /s/ John J. Cashin
                           Name: John J. Cashin
                                    Title: